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                                                                    EXHIBIT 99.1


AT THE COMPANY:                                        AT FINANCIAL RELATIONS BOARD:
Bruce C. Karsk                  David Downing          Marilyn Windsor       Diane Hettwer        Tim Grace
EVP, Treasurer and Secretary    VP and CFO             General Inquiries     Analyst Inquiries    Media Inquiries
402-829-6803                    402-827-6235           702-515-1260          312-640-6760         312-640-6667

FOR IMMEDIATE RELEASE
WEDNESDAY, DECEMBER 22, 2004

       LINDSAY MANUFACTURING CO. REPORTS FISCAL FIRST-QUARTER 2005 RESULTS

OMAHA, NEB., DECEMBER 22, 2004 -- LINDSAY MANUFACTURING CO. (NYSE: LNN), a leading manufacturer of center pivot, lateral move, and hose reel irrigation systems, today announced results for the first quarter ended November 30, 2004.

FIRST-QUARTER RESULTS

First-quarter fiscal 2005 total revenues rose 9 percent to $39.8 million from $36.5 million for the year-ago period. Net earnings were $175,000, or $0.01 per diluted share, compared with $1.1 million, or $0.09 per diluted share, in the prior year's first quarter.

Total irrigation equipment revenues grew 4 percent to $35.4 million from $34.0 million in the prior fiscal year's first quarter, driven by a strong performance from international. Domestic irrigation revenues declined 2 percent, while international irrigation revenues were up 19 percent. Diversified products turned in an improved performance with revenues of $4.4 million compared with $2.5 million in the year-ago period, an increase of 72 percent.

Gross margin declined to 16.5 percent from 20.1 percent a year ago. Gross selling margins in the domestic market were near the prior-year levels, however, they were negatively impacted by higher overhead allocations per unit due to lower production levels and higher factory spending. While margins in foreign facilities continued to improve, they remain lower than domestic irrigation. The quarter's operating loss was $467,000 versus operating income of $734,000 in the comparable fiscal 2004 quarter. Operating expenses rose 6 percent to $7.0 million from $6.6 million, due to increases in insurance, audit and tax preparation costs, and incremental operating expenses of Stettyn, the South African business acquired in the fourth quarter of fiscal 2004. However, operating leverage continued to improve, with operating expenses at 17.7 percent of revenue compared with 18.1 percent of revenue in the fiscal 2004 period. Interest and other income totaled $645,000. Net earnings were $175,000, or $0.01 per diluted share, compared with $1.1 million, or $0.09 per diluted share, in the first quarter of fiscal 2004.

Rick Parod, president and chief executive officer, commented, "Our first quarter was a mixture of positive performances in the international markets and disappointing results in the domestic market and factory efficiency. We began the quarter working off of a lower backlog, which was reduced, in part, by the changes made in our pricing policy in fiscal 2004 that allowed us to reprice orders in backlog more than 30 days, thus eliminating the ability of dealers to lock in pricing with extended delivery dates. In addition, demand was strong at the end of fiscal 2004 as our dealers anticipated additional price increases and took on additional inventory. During the first quarter of fiscal 2005, our dealers continued to experience strong quote activity, but the purchase rate was slower. This was due to significantly higher equipment prices, reflecting the steel cost increases during calendar year 2004, coupled with overall lower commodity prices.

"International irrigation and diversified products turned in very good performances," he continued. "Revenues were up, and we saw solid contributions from Stettyn. While we still have work to do to boost margins in our foreign operations, I am pleased to report that gross margins improved for those businesses."

Parod added, "In diversified products, our strategy of supplementing our traditional outsourcing business for agricultural customers with new relationships outside of that sector is beginning to pay off. We won an initial piece of business with GE Transportation Systems, Global Signaling, and have recently expanded the relationship. We will continue to focus on new relationships and sales of our proprietary products."

Lindsay's order backlog at November 30, 2004, was $13.2 million compared with $16.5 million at August 31, 2004, and $38.7 million at November 30, 2003. The decline in ending backlog for the first quarter of fiscal 2005 reflects Lindsay's change in pricing policy and lower demand partially due to customers' uncertainty regarding future steel cost changes.

Shareholders' equity at November 30, 2004, was $113.2 million, or $9.62 per outstanding common share, compared with $105.6 million, or $8.99 per outstanding common share, at November 30, 2003. Cash and marketable securities at November 30, 2004, were $43.6 million compared with $56.0 million at November 30, 2003.

OUTLOOK

Parod stated, "The global, long-term dynamics of our business remain very strong. The world population is growing, drought conditions continue to create demand for irrigation and water conservation and, while commodity prices have come off of their highs, in historical terms they remain strong and farm income will benefit.

"This fiscal year, our most significant challenge will be the strengthening of our margins," he added. "By enhancing manufacturing processes and leveraging infrastructure costs through higher volumes, we are seeing progress in moving our international margins up to the historic levels of our domestic business. Importantly, steel prices have stabilized and with the changes made in our pricing policy last fiscal year, margins have begun to normalize."

Parod concluded, "We continue to pursue our long-term goals of sustainable revenue growth of 8 percent to 12 percent, gross margin of 23 percent to 27 percent, operating margin of 10 percent to 13 percent, and return on beginning equity of 14 percent to 20 percent. We will continue to pursue our growth initiatives and leverage our strong cash flow and financial flexibility to create shareholder value by seeking a balance of organic growth opportunities, accretive acquisitions, share repurchases, and dividend payments."

FIRST-QUARTER CONFERENCE CALL

Lindsay's first-quarter fiscal 2005 investor conference call is scheduled for 11 a.m. ET today. This call will be simulcast and available over the Internet via the web site www.vcall.com. The webcast will be available for replay for a period of 30 days. Lindsay will have a slide presentation available to augment management's formal presentation, which will be accessible via the company's website at www.lindsaymanufacturing.com.

ABOUT THE COMPANY

Lindsay manufactures and markets Zimmatic, Greenfield, Stettyn and Perrot center pivot, lateral move and hose reel irrigation systems and GrowSmart controls, all of which are used by farmers to increase or stabilize crop production while conserving water, energy, and labor. The company also produces large diameter steel tubing and provides outsourced manufacturing and production services for other companies. At November 30, 2004, Lindsay had approximately 11.8 million shares outstanding, which are traded on the New York Stock Exchange under the symbol LNN.

CONCERNING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. Forward-looking statements include the information concerning possible or assumed future results of operations of the Company and those statements preceded by, followed by or including the words "expectation," "outlook," "could," "may," "should," or similar expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

            FOR MORE INFORMATION REGARDING LINDSAY MANUFACTURING CO.,
              SEE LINDSAY'S WEBSITE AT www.lindsaymanufacturing.com

 -  FINANCIAL TABLES FOLLOW

                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE THREE MONTHS ENDED NOVEMBER 30, 2004 AND 2003


                                                              (UNAUDITED)
                                                          THREE MONTHS ENDED
                                                      ---------------------------
                                                      NOVEMBER           NOVEMBER
                                                        2004               2003
                                                      --------           --------
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
---------------------------------------
Operating revenues                                    $ 39,767           $ 36,513
Cost of operating revenues                              33,194             29,159
                                                      --------           --------
Gross profit                                             6,573              7,354
                                                      --------           --------
Operating expenses:
  Selling expense                                        2,747              2,867
  General and administrative expense                     3,597              2,993
  Engineering and research expense                         696                760
                                                      --------           --------
Total operating expenses                                 7,040              6,620
                                                      --------           --------

Operating income (loss)                                   (467)               734
Interest income, net                                       261                424
Other income, net                                          384                449
                                                      --------           --------

Earnings before income taxes                               178              1,607

Income tax provision                                         3                514
                                                      --------           --------

Net earnings                                          $    175           $  1,093
                                                      ========           ========

Basic net earnings per share                          $   0.01           $   0.09
                                                      ========           ========

Diluted net earnings per share                        $   0.01           $   0.09
                                                      ========           ========

Average shares outstanding                              11,772             11,741
Diluted effect of stock options                            213                224
                                                      --------           --------
Average shares outstanding assuming dilution            11,985             11,965
                                                      ========           ========

Cash dividends per share                              $  0.055           $  0.050
                                                      ========           ========

                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 NOVEMBER 30, 2004 AND 2003 AND AUGUST 31, 2004


                                                               (UNAUDITED)         (UNAUDITED)
                                                                NOVEMBER            NOVEMBER             AUGUST
                                                                   2004                2003               2004
                                                                ---------           ---------           ---------

($ IN THOUSANDS, EXCEPT PAR VALUES)

ASSETS
Current Assets:
  Cash and cash equivalents                                     $   4,354           $   6,263           $   8,973
  Marketable securities                                            11,277               5,730              14,802
  Receivables                                                      39,314              29,691              34,369
  Inventories                                                      26,250              21,728              19,780
  Deferred income taxes                                             1,176               2,398               1,026
  Other current assets                                              3,987               1,538               2,422
                                                                ---------           ---------           ---------
  Total current assets                                             86,358              67,348              81,372


Long-term marketable securities                                    27,971              43,971              32,527

Property, plant and equipment, net                                 17,127              14,157              16,355

Other noncurrent assets                                             8,876               8,259               8,747
                                                                ---------           ---------           ---------
Total assets                                                    $ 140,332           $ 133,735           $ 139,001
                                                                =========           =========           =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                              $   9,500           $  10,172           $   9,117
  Other current liabilities                                        15,311              15,020              15,359
                                                                ---------           ---------           ---------
  Total current liabilities                                        24,811              25,192              24,476

Pension benefits liabilities                                        2,247               2,315               2,169

Noncurrent liabilities                                                 57                 632                 172
                                                                ---------           ---------           ---------

Total liabilities                                                  27,115              28,139              26,817
                                                                ---------           ---------           ---------

Shareholders' equity:
    Preferred stock, ($1 par value, 2,000,000 shares
      authorized, no shares issued and  outstanding)                   --                  --                  --
    Common stock, ($1 par value, 25,000,000 shares
     authorized, 17,497,785, 17,475,748 and 17,493,841
     shares issued in November 2004 and 2003
     and August 2004, respectively                                 17,498              17,476              17,494

    Capital in excess of stated value                               2,978               2,574               2,966

    Retained earnings                                             180,748             174,840             181,209

    Less treasury stock, (at cost, 5,724,069 shares)              (89,898)            (89,898)            (89,898)
    Accumulated other comprehensive gain                            1,891                 604                 413
                                                                ---------           ---------           ---------

Total shareholders' equity                                        113,217             105,596             112,184
                                                                ---------           ---------           ---------
Total liabilities and shareholders' equity                      $ 140,332           $ 133,735           $ 139,001
                                                                =========           =========           =========